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                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT


AGREEMENT made as of the 1st day of February 2000, between ULTICOM, INC., a New Jersey corporation with offices at 1020 Briggs Road, Mt. Laurel, NJ 08054 (the "Company"), and SHAWN OSBORNE (the "Employee").

                              W I T N E S S E T H :

           In consideration of the mutual covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby mutually acknowledged by the parties, it is agreed as follows:

           1.        Schedule of Employment Terms.
                     ----------------------------

           The Schedule of Employment Terms appended to this Agreement (the "Term Sheet") sets forth certain of the terms and conditions of the Employee's engagement by the Company hereunder. Such terms and conditions are hereby acknowledged and agreed to by the parties and are incorporated into this Agreement by reference in their entirety. In the event of any inconsistency between the Term Sheet and any provision of this Agreement, the provisions of the Term Sheet shall govern.

           2.        Term and Duties.
                     ---------------

           During the period commencing as of February 1, 2000 and continuing thereafter, unless sooner terminated hereunder, until January 31, 2003 (as and if extended, the "Employment Term"), the Company shall employ the Employee, and the Employee shall perform services for and on behalf of the Company, in the capacity set forth in Paragraph 3 of the Term Sheet. Such employment shall automatically be extended for an additional two years unless either party, prior

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to July 31, 2002, notifies the other party of its intention not to extend the
Employment Term. The period of any such extension shall be included within the Employment Term and be subject to the terms and conditions of this Agreement. During the Employment Term the Employee shall devote his full business time and best efforts to the business of the Company, in accordance with the policies from time to time established by the Company's Board of Directors, and shall not have any other business affiliations, except as may otherwise be agreed by the Company in any particular instance. The Employee agrees to perform to the best of his ability the duties and responsibilities normally associated with his position, and such additional duties and responsibilities for the Company and/or any subsidiary of the Company as the Company's Board of Directors may from time to time reasonably request.

           3.        Compensation.
                     ------------

           In full compensation for the services to be rendered by the Employee hereunder during the Employment Term, upon the terms and subject to the conditions set forth in this Agreement and in the Term Sheet, the Company will pay to the Employee, and the Employee shall accept as such compensation, the basic annual salary set forth in Paragraph 4 of the Term Sheet (the "Base Salary") and the bonus or commissions, if any, determined from time to time in accordance with the provisions of Paragraph 6 of the Term Sheet. Payment of base salary to the Employee hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes. Annual bonus shall be paid within two weeks after the availability of audited financial statements for the applicable year.

           4.        Business Expenses; Travel.
                     -------------------------

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           All out-of-pocket expenses reasonably and properly incurred by the
Employee in the performance of his duties and responsibilities hereunder, and in accordance with the Company's applicable travel and entertainment policies and procedures in effect at the time, will be reimbursed by the Company on presentation to it of expense accounts and appropriate documentation in accordance with the established procedures of the Company for reimbursement of expenses. The Employee shall undertake such travel as may be required in connection with the performance of his duties.

           5.        Vacation.
                     --------

           During the Employment Term, the Employee shall be entitled to vacation periods of the duration specified in Paragraph 5 of the Term Sheet, to be taken at such time or times as shall be mutually convenient to the Company and the Employee. Up to two weeks of unused vacation in any year may be carried forward and used in a subsequent year.

           6.        Termination of Employment; Disability or Death.
                     ----------------------------------------------

           6.1 The Company may, at its election at any time during the Employment Term, terminate the employment of the Employee hereunder. The Employee shall be entitled to receive his Base Salary, plus the full potential bonus applicable to the period in which termination occurs, pro rated through the effective date of termination. In addition, any bonus or commissions due the Employee will be paid within 30 days of termination. Except in the event of termination pursuant to Section 12 hereof, such termination shall be effective upon the expiration of the period of notice set forth in Paragraph 7(a) of the Term Sheet and otherwise in accordance with the Company's established practices at the date of termination. The Employee shall continue in the good faith full-time performance of his duties and responsibilities hereunder throughout

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any notice period; provided that the Company, in its sole discretion, may discharge any obligation to provide notice hereunder by the payment of Base Salary for the minimum period otherwise required for such notice to become effective, and the Employee's engagement hereunder shall in such event terminate immediately.

           6.2 If the Employee, as a result of Substantial Disability (as hereinafter defined), becomes unable to render to the Company the services required hereunder, the Company may, in its discretion, with prior written notice of at least two weeks, terminate the Employee's engagement hereunder. The Employment Term shall terminate at the expiration of such notice period, provided that such termination shall not affect the right of the Employee to continue to receive benefits under any disability insurance plan covering the Employee which is in effect at the date of termination. For the purposes of this
Section 6.2, the term "Substantial Disability" shall mean a condition of illness or other physical or mental disability that (a) shall permit the Employee to receive long-term disability benefits under the applicable health insurance policies maintained by the Company or (b) renders the Employee unable to perform the services required under this Agreement for a period of 60 consecutive days, or otherwise for a total of 90 days during any period of 12 months.

           6.3 The Employee shall give the Company prior written notice as set forth in Paragraph 7(b) of the Term Sheet if the Employee decides to terminate his employment hereunder.

           6.4 The Employment Term shall end immediately, without any notice or other action by the Company, upon the death of the Employee.

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           7.        Confidential Information; Competitive Activities.
                     ------------------------------------------------

           7.1 For the purposes of this Agreement, all confidential or proprietary information concerning the business and affairs of the Company, including, without limitation, all trade secrets, know how and other information generally retained on a confidential basis by the Company concerning its designs, software codes and specifications, formulae, processes, inventions and discoveries, business plans, pricing, product plans and the identities of, and the nature of the Company's dealings with, its suppliers and customers, whether or not such information shall, in whole or in part, be subject to or capable of being protected by patent, copyright or trademark laws, shall constitute "Company Confidential Information." The Employee acknowledges that he will from time to time have access to and obtain knowledge of certain Company Confidential Information, and that improper use or revelation thereof by the Employee, during or after the termination of his employment by the Company, could cause serious injury to the business of the Company. Accordingly, the Employee agrees that he will forever keep secret and inviolate all Company Confidential Information which shall have come or shall hereafter come into his possession, and that he will not use the same for his own private benefit, or directly or indirectly for the benefit of others, and that he will not, other than in furtherance of the business of the Company, disclose such Company Confidential Information to any other person.

           7.2 During the Employment Term, and thereafter for the duration of any Restricted Period (as defined in Section 7.4), the Employee will not (whether as an officer, director, partner, proprietor, investor, associate, employee, consultant, adviser or otherwise), directly or indirectly, engage or invest in any business activity that is competitive with any business

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engaged in by the Company or any parent, subsidiary or corporate affiliate of the Company (collectively, "Affiliates"). Nothing herein contained shall be deemed to prohibit the Employee from owning, as a passive investment, not more than one percent of the outstanding units of any publicly-traded security.

           7.3 During the Employment Term and for the period of five years thereafter, the Employee shall not, directly or by assisting any other person to
(a) solicit or encourage any other employee, agent, consultant or representative to leave the service of the Company for any reason, or (b) induce any customer, supplier or other person with whom the Company engaged in business, or to the actual knowledge of the Employee had a reasonable expectation to engage in business, during the Employment Term to terminate any commercial relationship with the Company or cease to purchase its products.

           7.4 For the purposes of this Agreement, except as hereinafter provided, the term "Restricted Period" shall mean the period of 18 months following the date of termination of employment under this Agreement for any reason. Within the terms of this Agreement, it is intended to limit disclosure and competition by the Employee to the maximum extent permitted by law. If it shall be finally determined by any court of competent jurisdiction ruling on this Agreement that the scope or duration of any limitation contained in this Agreement is too extensive to be legally enforceable, then the parties hereby agree that the provisions hereof shall be construed to be confined to such scope or duration (not greater than that provided for herein) as shall be legally enforceable, and the Employee hereby consents to the enforcement of such limitations as so modified.

           7.5 The Employee acknowledges that any violation by him of the provisions of this Section 7 would cause serious and irreparable damage

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to the Company. He further acknowledges that it might not be possible to measure such damage in money. Accordingly, the Employee further acknowledges that, in the event of a breach or threatened breach by him of the provisions of this Section, the Company may seek, in addition to any other rights or remedies, including money damages, an injunction or restraining order prohibiting the Employee from doing or continuing to do any acts constituting such breach or threatened breach.

           8.        Employee's Work Product.
                     -----------------------

           To the maximum extent permitted by law, all works created by the Employee during the Employment Term shall be deemed works for hire. Without limiting the foregoing, the Employee agrees to assign and transfer to the Company, its successors and assigns, his entire right, title and interest in and to any or all copyrightable or patentable material, inventions, designs, discoveries and improvements which he may make, either solely or jointly with others, during the Employment Term and for a period of 24 months thereafter, which relate in any way to the business or products of the Company or any of its Affiliates, together with all rights to letters patent which may be granted thereon and/or copyrights thereto. Immediately upon the design or making of any patentable inventions, designs, discoveries or improvements, and immediately upon the authorship of any copyrightable material, the Employee shall notify the Company and, at the expense of the Company but without further compensation, shall execute and deliver to the Company such documents as may be necessary to prepare or prosecute applications for patents upon such inventions,

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designs, discoveries and improvements, or copyrights upon such copyrightable material, and shall assign and transfer to the Company his entire right, title and interest therein.

           9.        Survival of Covenants.
                     ---------------------

           The provisions of Section 7 and Section 8 hereof shall survive the termination or expiration of this Agreement, whether such termination is instituted by the Employee or the Company and whether or not such termination is for cause.

           10.       Employment Benefits.
                     -------------------

           The Company agrees to provide to the Employee during the Employment Term such medical, insurance and employment-related fringe benefits as are provided generally to its employees.

           11.       Employee's Representations.
                     --------------------------

           The Employee hereby represents to the Company that he has the right to enter into this Agreement and to carry out his duties and responsibilities hereunder without thereby being in breach of or default under any employment, confidentiality, non-compete or other agreement by which he may be bound.

           12.       Default by Employee.
                     -------------------

           If the Employee shall willfully:

           (i)        commit an act of fraud or dishonesty against the Company;

                      or

           (ii) commit any act which constitutes a crime under applicable law (other than a traffic infraction or similar misdemeanor); or

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           (iii)      commit any act contrary to Company policy which subjects
                      the Company to embarrassment or loss of good will; or

           (iv) chronically or willfully fail or refuse to carry out his duties and responsibilities as provided for in this Agreement, or to implement any lawful direction of the Company's Board of Directors;

           then, and in any or each such instance, the Company may, immediately upon notice to the Employee, terminate the employment of the Employee hereunder and, in the event of any such termination, the Employee shall no longer have any right to any benefits (including future payments of salary, bonus or incentive compensation) which would otherwise have accrued after such termination. Said notice shall set forth the specific acts for which the Employee is being terminated and the harm, if any, caused to the Company from those acts.

           13.       Successors and Assigns.
                     ----------------------

           The rights, benefits, duties and obligations under this Agreement shall inure to and be binding upon the Company, its successors and assigns and upon the Employee and his legal representatives, legatees and heirs. It is specifically understood, however, that this Agreement may not be transferred or assigned by the Employee. The Company may assign any of its rights and obligations hereunder to any subsidiary or affiliate of the Company, or to a successor or surviving corporation resulting from a merger, consolidation, sale of assets or other corporate reorganization.

           In the event that, during the period of one year following a

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"change in control" (as hereinafter defined) of the Company, the employment of the Employee shall be terminated either (i) by the Company, for reasons other than default by the Employee under Section 12 hereof, or (ii) by the Employee, if the Company has not continued the employment of the Employee hereunder or offered the Employee continuing employment on substantially equivalent compensation terms, the Company shall pay the Employee a sum equal to one year's salary and, for the purpose of determining the exercisability of all stock options granted to the Employee by the Company, he shall be deemed to have concluded an additional period of 24 months of employment with the Company. A "change in control" shall occur for purposes hereof if at any time more than 51% of the members of the Board of Directors of the Company shall be persons who have not been elected by the current controlling shareholders.

           14.       Notices.
                     -------

           Notices hereunder shall be in writing and shall be sent by certified or registered mail to the Company at its principal executive offices (with a copy to Comverse Technology, Inc., 170 Crossways Park Drive, Woodbury, NY 11797, attention: Chief Executive Officer and General Counsel) and to the Employee at the address set forth on the Term Sheet, or in either case to such address as the party to whom such notice is directed shall have notified the other party hereunder. Notices shall be deemed effective five days after deposit in the mail. Notices to the Employee may also be delivered to him personally, effective upon delivery. Notices of change of address shall be given as provided above, but shall be effective only when actually received.

           15.       Waivers.
                     -------

           No waiver of any term or condition of this Agreement shall be

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effective unless set forth in writing duly executed by the party sought to be bound thereby. The failure by either party to insist upon the strict performance of any term or condition of this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon future compliance therewith, nor shall the waiver of any term or condition hereof constitute or give rise to the waiver of any other term or condition.

           16.       Entire Agreement; Governing Law.
                     -------------------------------

           This Agreement constitutes the sole and entire agreement between the parties relative to the subject matter hereof and supersedes any and all prior agreements or understandings relative to such subject matter. This Agreement may not be modified except by a writing signed by the party or parties sought to be bound thereby. This Agreement is made under, and shall be construed in accordance with, the laws of New Jersey applicable to contracts made and to be performed entirely in such State.

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


ULTICOM, INC.                                          EMPLOYEE:


By: /s/ Kobi Alexander                                 /s/ Shawn Osborne
   -----------------------------                       ------------------------
        Kobi Alexander                                     Shawn Osborne
        Chairman of the Board


By: /s/ David Kreinberg
    -----------------------------
        David Kreinberg
        Chief Financial Officer

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                                  ULTICOM, INC.

                     EMPLOYMENT AGREEMENT WITH SHAWN OSBORNE
                               ------------------
                          Schedule of Employment Terms
                               ------------------

1.         Effective Date of Agreement

           February 1, 2000

2.         Date of Expiration of Agreement

           January 31, 2003

3.         Position

           President and Chief Executive Officer. The Company shall use its best reasonable efforts to cause the Employee's election to the Board of Directors of the Company throughout the Employment Term.

4.         Annual Salary

           $210,000, with annual review by the Board of Directors.

5.         Vacation

           Three weeks per annum


6.         Bonus or Commission Arrangement, if Applicable

           Up to $75,000 per year, of which $50,000 will be based on achievement of financial goals mutually agreed upon for each employment year and $25,000 will be based on assessment of performance by the Board of Directors.

7.         Notice Period for Termination

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           (a)        By the Company: 90 days

           (b)        By the Employee: 90 days

8.         Address for Notices

           1020 Briggs Road, Mt. Laurel, NJ 08054

9.         Other Provisions

           (a) Effective as of the date of the initial public offering of the Company's shares, the Company shall grant to the Employee options to purchase 50,000 of the then current shares of the Company (i.e., approximately 15,277.9 of the current shares of the Company, prior to the 3.2727 stock split anticipated to occur between the date hereof and the date of such public offering) under Company-standard terms at an exercise price per share equal to the price of the Company's shares in its initial public offering. Such option s shall vest six months following the date of grant.

           (b) The Company will lease a car for the exclusive use of the Employee at a total cost (including rent, taxes, down payment and all other lease payments) not to exceed $999 per month.

           (c) In the event that the employment of the Employee is terminated by the Company, for reasons other than default by the Employee under Section 12 of the Agreement, for the purpose of determining the exercisability of all

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                     stock options granted to the Employee by the Company, he
                     shall be deemed to have concluded an additional period of 12 months of employment with the Company.

10.        Defined Terms

           Any terms used in this schedule, but not otherwise defined herein, shall have the same meanings as are ascribed to such terms in the Agreement.

ACCEPTED AND AGREED:

ULTICOM, INC.                                          EMPLOYEE:


By: /s/ David Kreinberg                                /s/ Shawn Osborne
    -----------------------------                      ------------------------
        David Kreinberg                                    Shawn Osborne
        Chief Financial Officer




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